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                                                                    Exhibit 99.1


NEWS RELEASE                                                      FIREPOND, INC.
--------------------------------------------------------------------------------
                                              8009 34th Avenue South, Suite 1000
                                                   Minneapolis, Minnesota  55425

Contact:  Darice Norton

Phone:    952.229.2329

Fax:      952.229.2500                                 FOR IMMEDIATE RELEASE


                         FIREPOND REPORTS THIRD QUARTER
                       FISCAL YEAR 2003 FINANCIAL RESULTS

MINNEAPOLIS, MINNESOTA, AUGUST 28, 2003 - Firepond, Inc. (Nasdaq: FIRE), a leading provider of sales configuration software and email response management systems, today announced results for its fiscal quarter ended July 31, 2003.

"Our newly implemented business unit sales strategy has created the foundation for future sales opportunities," stated Firepond Chairman, CEO, and President Klaus Besier. "Although our third quarter results were disappointing, we are pleased to announce a number of positive events that occurred in August. In particular, we entered into a significant new partnership with SSA Global Technologies, Inc., and we are pleased to report that we have now signed our first license agreement under our new patent licensing program." Mr. Besier went on to say, "Our recently announced new products, Configuration Engine, Version 11, and Interactive Selling Suite, Version 11.0, are the culmination of the most significant development project in Firepond's 20-year history. The new architecture provides our customers with the flexibility they require for effective business solutions."

For the third quarter, Firepond reported total revenue of $2.3 million as compared to $3.3 million in the prior quarter and $4.3 million for the same period in the prior year. Deferred revenue was $4.3 million as compared to $4.8 million at the prior quarter end. The company ended the quarter with $19.8 million in cash and

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marketable securities. The company's restructuring activities previously announced in the second quarter resulted in a net restructuring charge of $391,000 in the current quarter.

Firepond reported a net loss for the quarter of $2.1 million as compared to net loss of $1.9 million in the prior quarter and a net loss of $9.1 million for the same period last year. Net loss per share was $0.57 for the quarter as compared to net loss per share of $0.52 in the prior quarter and a net loss per share of $2.46 for the same period in the prior year.

CONFERENCE CALL INFORMATION

Firepond will host a conference call to discuss its quarterly earnings today at 5:00 p.m. EST. The dial-in number in the U.S. is (877) 375-2162; international callers should dial (973) 582-2734. This event will also be broadcast live over the web at the investor relations section of the Firepond web site (www.firepond.com) and will be archived there for a limited time.

ABOUT FIREPOND, INC.

Firepond provides interactive selling and eService software solutions that help companies more profitably acquire and retain customers. The complementary configuration, guided selling, on-line customer service, and response management applications leverage proven intelligence engines and patented automation technology. Firepond's solutions help to drive new revenue streams, increase profitability, and manage customer interactions across all channels throughout the sales and service cycle. Firepond is headquartered in Minneapolis, Minnesota with additional offices in Mankato, Minnesota, France and Japan. For additional information about Firepond visit www.firepond.com.

                                      # # #

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties. We wish to caution you that there are some factors that could cause actual results to differ

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materially from the results indicated by such statements. These factors include, but are not limited to: economic and other factors affecting the demand for e-business sales and service solutions; market acceptance of Firepond's Interactive Selling and Brightware Product Suites and their components in chosen vertical industries; quarterly fluctuations in operating results attributable to the timing and amount of orders for our products and services; difficulties with the implementation and integration of Firepond products; uncertainty, costs, potential damages associated with material litigation; our ability to attract and retain qualified personnel; our ability to keep pace with changing product requirements; and other risks detailed in our filings with the Securities and Exchange Commission, including our Form 10-K filed in January and Forms 10-Q filed in March, June, and September, copies of which may be obtained through the SEC's website at www.sec.gov.

Firepond and Firepond product names are trademarks of Firepond, Inc. All other product or company names are the properties of their respective owners.

CONTACTS:

        MEDIA                                    INVESTOR
        -----                                    --------
        Darice Norton                            Kristi L. Smith
        Media Relations                          Investor Relations
        Firepond, Inc.                           Firepond, Inc.
        darice.norton@firepond.com               kristi.smith@firepond.com
        --------------------------               -------------------------
        Direct +1.952.229.2329                   Direct +1.952.229.2354
        Fax +1.952.229.2500                      Fax +1.952.229.2475


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                         FIREPOND, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                      July 31,       October 31,
                                                        2003            2002
                                                     ---------       -----------
                                    ASSETS
Current assets:
     Cash and cash equivalents                       $  13,504       $  13,479
     Short-term investments                              6,143          15,690
     Accounts receivable, net                            1,766           2,798
     Unbilled revenue                                      153             268
     Restricted cash                                        --             199
     Prepaid expenses and other current assets           1,822             982
                                                     ---------       ---------
          Total current assets                          23,388          33,416

Property and equipment, net                                998           2,105
Other intangible assets, net                                60             137
Restricted cash                                            190             190
Other assets                                               489             511
                                                     ---------       ---------
                                                     $  25,125       $  36,359
                                                     =========       =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                $     363       $   1,546
     Accrued liabilities                                 3,534           5,062
     Accrued restructuring                                 657           2,266
     Deferred revenue                                    4,343           5,952
                                                     ---------       ---------
          Total current liabilities                      8,897          14,826

Long-term accrued restructuring                            116             160

Stockholders' equity:
     Common stock                                          367             369
     Additional paid-in capital                        198,899         198,935
     Accumulated deficit                              (176,818)       (172,094)
     Loan receivable                                    (4,015)         (4,287)
     Deferred compensation                                  (5)            (10)
     Accumulated other comprehensive loss               (2,316)         (1,540)
                                                     ---------       ---------
          Total stockholders' equity                    16,112          21,373
                                                     ---------       ---------
                                                     $  25,125       $  36,359
                                                     =========       =========

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                         FIREPOND, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                            Three Months                 Nine Months
                                                                           Ended July 31,               Ended July 31,
                                                                       ----------------------       -----------------------
                                                                         2003          2002           2003           2002
                                                                       -------       --------       --------       --------
Revenue:
     License                                                           $   111       $    638       $  1,666       $  4,851
     Services and maintenance                                            2,156          3,680          7,727         12,367
                                                                       -------       --------       --------       --------
       Total revenue                                                     2,267          4,318          9,393         17,218
                                                                       -------       --------       --------       --------
Cost of revenue:
     License                                                                57              4             97            101
     Services and maintenance                                              979          2,306          3,846          8,213
                                                                       -------       --------       --------       --------
       Total cost of revenue                                             1,036          2,310          3,943          8,314
                                                                       -------       --------       --------       --------

Gross profit                                                             1,231          2,008          5,450          8,904
Operating expenses:
     Sales and marketing                                                 1,052          2,036          3,396          6,247
     Research and development                                            1,077          2,290          3,252          7,801
     General and administrative                                          1,110          1,992          3,421          5,648
     Stock-based compensation                                                4           (701)           240            734
     Amortization of intangible assets                                      26             26             78            460
     Restructuring and other special charges                               391          5,894          1,041          5,894
     Impairment of developed technology and know-how                        --             --             --          3,120
                                                                       -------       --------       --------       --------
       Total operating expenses                                          3,660         11,537         11,428         29,904
                                                                       -------       --------       --------       --------

Loss from operations                                                    (2,429)        (9,529)        (5,978)       (21,000)
Other income, net                                                          344            452          1,253            724
                                                                       -------       --------       --------       --------
Loss before cumulative effect of a change in accounting principle       (2,085)        (9,077)        (4,725)       (20,276)
Cumulative effect of a change in accounting principle                       --             --             --         (3,973)
                                                                       -------       --------       --------       --------
Net loss                                                               $(2,085)      $ (9,077)      $ (4,725)      $(24,249)
                                                                       =======       ========       ========       ========

Net loss per share:
Basic and diluted loss per share before cumulative effect
  of a change in accounting principle                                  $ (0.57)      $  (2.46)      $  (1.28)      $  (5.54)
Cumulative effect of a change in accounting principle                       --             --             --          (1.08)
                                                                       -------       --------       --------       --------
Basic and diluted net loss per share
  applicable to common stockholders                                    $ (0.57)      $  (2.46)      $  (1.28)      $  (6.62)
                                                                       =======       ========       ========       ========
 Basic and diluted weighted average
  common shares outstanding                                              3,672          3,684          3,677          3,665
                                                                       =======       ========       ========       ========